                                                                     EXHIBIT 3.2



                                FIRST AMENDMENT

                                       OF

                                TRUST AGREEMENT

                                       OF

                     DOMINION RESOURCES BLACK WARRIOR TRUST



                                     Among

                      DOMINION BLACK WARRIOR BASIN, INC.,

                           DOMINION RESOURCES, INC.,

                     MELLON BANK (DE) NATIONAL ASSOCIATION

                                      and

                           NATIONSBANK OF TEXAS, N.A.


                                                           Dated:  June 27, 1994

                                FIRST AMENDMENT

                                       OF

                                TRUST AGREEMENT

                                       OF

                     DOMINION RESOURCES BLACK WARRIOR TRUST


     This First Amendment, dated as of the 27th day of June, 1994, to the Trust Agreement (the "Agreement") of Dominion Resources Black Warrior Trust (the "Trust") effective as of the 31st day of May, 1994, by and among DOMINION BLACK WARRIOR BASIN, INC., an Alabama corporation with its principal office in Richmond, Virginia, as trustor, DOMINION RESOURCES, INC., a Virginia corporation with its principal office in Richmond, Virginia, not as trustor but as sponsor and to evidence its agreements contained in the Agreement and this First Amendment, MELLON BANK (DE) NATIONAL ASSOCIATION, a banking association organized under the laws of the United States of America with its principal office in the State of Delaware, and NATIONSBANK OF TEXAS, N.A., a banking association organized under the laws of the United States of America with its principal office in Dallas, Texas, as trustees, provides as follows:

     1. Section 6.02(g) of the Agreement shall become Section 6.02(h) and the following shall be inserted as Section 6.02(g):

         (g) Dominion Resources shall indemnify and hold harmless the Trust from and against any and all Expenses which the Trust may suffer or incur or to which the Trust may become subject as a result of or arising out of any assertion or determination that the Conveyance is void or voidable because of any failure of the Trust or Trustees to qualify to do business in the State of Alabama, it being understood that, notwithstanding any other provision hereof to the contrary, for purposes of the foregoing indemnity Expenses shall include, without limitation, all amounts paid or payable under the Conveyance assuming its enforceability notwithstanding any assertion or determination to the contrary. Nothing in this Section 6.02(g) shall be deemed to impose on the Trustees any obligation to qualify either the Trust or themselves to do business in the State of Alabama.

     2. The parties hereto acknowledge that this First Amendment is deemed effective as of the 27th day of June, 1994 and has been entered into and executed prior to the Closing, as defined in the Agreement.
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     IN WITNESS WHEREOF, each of the parties hereto has caused this First
Amendment to be executed by its duly authorized officer, as of the day and year first above written.

                         SPONSOR:

                         DOMINION RESOURCES, INC.


                         By:/s/ Linwood R. Robertson
                            ------------------------------------------
                              Linwood R. Robertson
                              Vice President - Finance and Treasurer

                         TRUSTOR:
                         DOMINION BLACK WARRIOR BASIN, INC.


                         By:/s/ G. E. Lake, Jr.
                            ------------------------------------------
                              G. E. Lake, Jr.
                              Vice President


                         DELAWARE TRUSTEE:
                         MELLON BANK (DE) NATIONAL
                          ASSOCIATION


                         By:/s/ Sandy S. McKenna
                            ------------------------------------------
                              Sandy S. McKenna
                              Assistant Vice President

                         TRUSTEE:
                         NATIONSBANK OF TEXAS, N.A.


                         By:/s/ Ron E. Hooper
                            ------------------------------------------
                              Ron E. Hooper
                              Vice President

                                ACKNOWLEDGEMENT

STATE OF NEW YORK                    (S)
                                     (S)
CITY OF NEW YORK                     (S)

     On the 28th day of June, 1994, before me personally came Linwood R. Robertson, known to me to be Vice President - Finance and Treasurer of DOMINION RESOURCES, INC., the corporation that executed the foregoing instrument, who, being duly sworn, acknowledged that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                         /s/ Danelle Gager
                         ---------------------------------------------
                         Notary Public

                         My commission expires: June 15, 1995
                                               -------------------------


                                ACKNOWLEDGEMENT

STATE OF NEW YORK                    (S)
                                     (S)
CITY OF NEW YORK                     (S)

     On the 28th day of June, 1994, before me personally came G. E. Lake, Jr., known to me to be Vice President of DOMINION BLACK WARRIOR BASIN, INC., the corporation that executed the foregoing instrument, who, being duly sworn, acknowledged that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                         /s/ Danelle Gager
                         -----------------------------------------------
                         Notary Public

                         My commission expires:  June 15, 1995
                                               -------------------------

                                      -3-
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                                ACKNOWLEDGEMENT

STATE OF                        (S)
                                (S)
CITY OF                         (S)

     On the 28th day of June, 1994, before me personally came Sandy S. McKenna, known to me to be Assistant Vice President of MELLON BANK (DE) NATIONAL ASSOCIATION, the national banking association that executed the foregoing instrument, who, being duly sworn, acknowledged that she knows the seal of said association; that the seal affixed to said instrument is such seal; that it was so affixed by the order of the Board of Directors of said association; and that she signed her name thereto by like order.


                         /s/ Irene Materna
                         -----------------------------------------------
                         Notary Public

                         My commission expires: January 20, 1996
                                               -------------------------



                                ACKNOWLEDGEMENT

STATE OF NEW YORK   (S)
                    (S)
CITY OF NEW YORK    (S)

     On the 28th day of June, 1994, before me personally came Ron E. Hooper, known to me to be Vice President of NATIONSBANK OF TEXAS, N.A., the national banking association that executed the foregoing instrument, who, being duly sworn, acknowledged that he knows the seal of said association; that the seal affixed to said instrument is such seal; that it was so affixed by the order of the Board of Directors of said association; and that he signed his name thereto by like order.

                         /s/ Danelle Gager
                         ---------------------------------------------
                         Notary Public

                         My commission expires: June 15, 1995
                                               -------------------------


                                      -4-